Exhibit 99.1



                                              FOR:  REDWOOD EMPIRE BANCORP


                                      APPROVED BY:  Kim McClaran
                                                    VP/Chief Financial Officer
                                                    (707) 522-5204




For Immediate Release



                         REDWOOD EMPIRE BANCORP DECLARES
                             QUARTERLY CASH DIVIDEND


SANTA ROSA, Calif. (July 7, 2004) -- Redwood Empire Bancorp (NASDAQ: REBC) today announced that its Board of Directors has declared a quarterly cash dividend of twenty-one cents per share on the Company's Common Stock. The dividend is payable on July 30, 2004 to shareholders of record on July 15, 2004.

         Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches in Sonoma, Mendocino and Lake Counties.

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